EXHIBIT 10.2.13

Ask Jeeves, Inc.
Named Executive Officer Compensation
Summary Sheet
(Q4 2004)

This summary sheet reports recent salary changes, bonus awards and other compensation paid during (or in respect of) the recently completed quarter to Ask Jeeves’ current executive officers who were named in the Summary Compensation Table in the Proxy Statement circulated by the Board of Directors in connection with Ask Jeeves’ 2004 Annual Meeting of Stockholders, all of whom are expected to so appear in the Proxy Statement for the 2005 Annual Meeting (the “Named Executive Officers”). These changes might be deemed to be non-written amendments to each officer’s existing compensation arrangements with Ask Jeeves, Inc. (or in the case of Mr. Cox, with Ask Jeeves Internet, Ltd.). These changes arise from the following events:

•	On October 28, 2004, the Compensation Committee of the Board of Directors of Ask Jeeves, Inc. (the “Compensation Committee”) approved 2005 salary levels for the Named Executive Officers, as reported below.

•	On February 2, 2005, the Compensation Committee approved the individual performance component and the company performance component to be used in the calculation of each Named Executive Officer’s Fourth Quarter and Year-End 2004 bonus calculations under the Ask Jeeves Management Bonus Plan. Each Named Executive Officer’s aggregate bonus plan payout is shown below.

•	On February 17, 200, the Compensation Committee approved an additional year-end discretionary bonus for all Ask Jeeves employees (other than new hires), in which the Named Executive Officers also participated as shown below.

Named		2005		Special
Executive	2005	Bonus	Bonus Plan	Discretionary	Other Q404
Officer	Base Salary	(target–max)	Payout (1)	Bonus (2)	Compensation
A. George Battle	$200,000*	60%–120%*	$56,160	$2,250	—
Steve Berkowitz	$425,000	80%–160%*	$190,910	$2,250	—
Adrian Cox	£175,000*	50%–100%	£18,856	£1,200	—
Steve Sordello	$265,000	50%–100%	$74,399	$2,250	—
Brett Robertson	$235,000	50%–100%	$63,039	$2,250	—

*	no change from prior period

(1)	Paid in the first quarter of 2005 for performance in the fourth quarter of 2004 and year-end 2004, pursuant to Ask Jeeves’ Executive Management Cash Bonus Plan.

(2)	Paid in the first quarter of 2005 for the Company’s 2004 performance.